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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees of The MainStay Funds:

We consent to the use of our report dated December 21, 2006, with respect to the financial statements of the MainStay Capital Appreciation Fund, MainStay
Common Stock Fund, MainStay Convertible Fund, MainStay Diversified Income Fund, MainStay Equity Index Fund, MainStay Global High Income Fund, MainStay Government Fund, MainStay High Yield Corporate Bond Fund, MainStay International Equity Fund, MainStay Large Cap Growth Fund, MainStay MAP Fund, MainStay Mid Cap Growth Fund, MainStay Mid Cap Value Fund, MainStay Money Market Fund, MainStay Small Cap Growth Fund, MainStay Small Cap Value Fund, MainStay Tax Free Bond Fund, MainStay Total Return Fund and MainStay Value Fund, the nineteen funds constituting The MainStay Funds as of October 31, 2006, incorporated herein by reference, and to the references to our firm under the headings "Independent Registered Public Accounting Firm", "Financial Highlights" and "Financial Highlights of the MainStay Fund" in the Proxy Statement/Prospectus in this Registration Statement on Form N-14.

/s/ KPMG LLP

Philadelphia, Pennsylvania
September 5, 2007